Exhibit 10.1

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017

March 18, 2014

Horizon Pharma, Inc.

520 Lake Cook Road, Suite 520

Deerfield, IL 60015

Horizon Pharma, Inc.

$250,000,000 Funding Facility

Commitment Letter

Gentlemen:

This letter sets forth the terms of a possible transaction (the “Transaction”) pursuant to which one or more investment funds managed by Deerfield Management Company, L.P. (“Deerfield”) would provide a funding facility to Horizon Pharma, Inc. (the “Company”) on terms described herein for the purpose of providing partial funding for the transactions (the “Acquisition”) being contemplated involving the Company and a company codenamed “Hamilton” (the “Parent”) pursuant to the terms of the Acquisition Agreement (as defined on Schedule A). In this letter, Deerfield and the Company are sometimes referred to individually as a “Party” and together as the “Parties.” Counsel to Deerfield will prepare the initial drafts of the definitive written agreements between the Parties setting forth the terms and conditions of the Transaction (the “Definitive Agreements”).

I.

The Transaction

The Facility.    Deerfield is pleased to advise you of its commitment to provide the Borrower (as defined below) with up to $250,000,000 of senior secured debt financing (the “Facility”) on the terms and subject to the conditions set forth in this commitment letter (this “Commitment Letter”) (provided that the initial funding of the Facility on the Closing Date is subject only to the conditions set forth on Schedule A hereto), which commitment shall be allocated on a several (and not joint or joint and several) basis among the Deerfield investment funds that are signatories to this Commitment Letter (the “Deerfield Funds”) in the respective amounts set forth on Exhibit I attached hereto. At the option of Deerfield, the Facility would be structured as the purchase of notes issued by the Borrower to the Deerfield Funds and the Definitive Agreements would include a customary obligation to provide, upon request, to the holders of the notes, and prospective purchasers thereof, with information required under Rule 144A(4)(d) for so long as the notes remain “restricted securities” under Rule 144.

1.        Borrower.    The borrower under the Facility would be, at the option of the Company, either the Company or a wholly-owned U.S. subsidiary of Parent formed for the purpose of the transaction (the “Borrower”).

2.        Closing.    The loans under the Facility would be disbursed upon or substantially contemporaneously with the closing of the Acquisition (the date of such closing being referred to as the “Closing Date”), subject to a 0.5% original issue discount withheld from the disbursed funds. Except as otherwise provided in Section 3 of this Commitment Letter, the Borrower would have no obligation to draw upon the Facility and may draw less than the full $250,000,000.

3.        Commitment Fee.    In consideration for the commitment of Deerfield and the Deerfield Funds to provide the Facility in accordance with the terms hereof, the Company will pay Deerfield a commitment fee in an amount equal to $5,000,000 (the “Commitment Fee”) upon the full execution of this Commitment Letter. The Company agrees that once paid, the Commitment Fee shall be fully-earned and non-refundable whether or not the Transaction is consummated and, in the event that the Transaction is not consummated, the Commitment Fee shall constitute liquidated damages for the time, effort, and opportunity cost of Deerfield providing its commitment hereunder. The Company acknowledges and agrees with Deerfield that such liquidated damages are reasonable and appropriate measures of the damages for Deerfield’s time, effort and opportunity cost of providing the Deerfield Funds’ commitments hereunder and do not represent a penalty for losses sustained by Deerfield or the Deerfield Funds. In addition, on or prior to June 30, 2014, the Company shall, by written notice to Deerfield, either release the Deerfield Funds from their commitments under this Commitment Letter or commit to draw (or cause the Borrower to draw) upon not less than $225,000,000 of the Facility at the time of the Acquisition. If no such notice shall have been provided by June 30, 2014, then the Deerfield Funds will be automatically released from their commitments effective on such date. If, pursuant to such written notice, the Company commits to draw upon the Facility, then the Company is thereafter obligated to draw not less than $225,000,000 of the Facility at the time of the Acquisition; provided that if the Company thereafter fails to consummate the Acquisition, then unless the Deerfield Funds have (i) terminated this Commitment Letter prior to the stated termination date of this Commitment Letter or (ii) breached their obligations under this Commitment Letter to provide the Facility on the terms and conditions set forth in this Commitment Letter, the Company agrees to pay (or cause to be paid) to Deerfield an additional fee equal to $3,750,000, which fee shall be fully earned, non-refundable and due and payable on the earlier of (A) September 30, 2014 and (B) the date that the Acquisition Agreement shall have been terminated.

4.        Funding.    The Borrower would provide Deerfield with a written request to draw upon the Facility (the “Funding Request”), which Funding Request would be delivered (i) prior to the Termination Date (as defined below) and (ii) on or before the next to last business day of the month in which it is delivered. The Funding Request would obligate the Borrower to draw the Facility and would specify a Closing Date no sooner than the later of (a) fifteen business days after Deerfield’s receipt of the Funding Request and (b) the second business day of the calendar month following Deerfield’s receipt of the Funding Request.

5.        Interest.    The loans under the Facility would bear interest at the rate of 12.25% per annum payable in cash quarterly in arrears; provided, however, that if, on or before the Closing Date: (i) Duexis® and/or Vimovo® shall have been removed from the U.S. domestic market either voluntarily by the Company or by FDA action (and not re-introduced to the U.S. domestic market as of the Closing Date) or (ii) a generic equivalent of Vimovo® shall have been introduced to the U.S. domestic market (and not permanently enjoined from being introduced to the U.S. domestic market as of the Closing Date), then, in each case, the Facility would bear interest at the rate of 16.0% per annum payable in cash quarterly in arrears.

6.        Principal Repayment.    The entire outstanding principal balance of the Facility (the “Principal”) would become due on the fifth anniversary of the Closing Date; provided, however, that if, on or before the Closing Date: (i) either Duexis® or Vimovo® shall have been removed from the U.S. domestic market either voluntarily by the Company or by FDA action (and not re-introduced to the U.S. domestic market as of the Closing Date), then the Principal would amortize as follows: one-fifth of the Principal would become due on each of the first, second, third, fourth and fifth anniversaries of the Closing Date, or (ii) both Duexis® and Vimovo® shall have been removed from the U.S. domestic market either voluntarily by the Company or by FDA action (and not re-introduced to the U.S. domestic market as of the Closing Date), then the Principal would amortize as follows: 100% of the Principal would become due on the first anniversary of the Closing Date or (iii) a generic equivalent of Vimovo® shall have been introduced to the U.S. domestic market (and not permanently enjoined from being introduced to the U.S. domestic market as of the Closing Date), then the Principal would amortize as follows: one-fifth of the Principal would become due on each of the first, second, third, fourth and fifth anniversaries of the Closing Date. The Borrower would have the option to prepay the Facility in full at any time (i) after the third anniversary, and on or before the fourth anniversary, of the Closing date upon payment of a premium equal to 6.125% of the Principal and (ii) after the fourth anniversary upon payment of a premium equal to 3.0625% of the Principal.

7.        Security.    Parent and each of its existing and future subsidiaries other than Excluded Subsidiaries (collectively, the “Guarantors”) would guarantee the obligations of the Borrower under the Facility and each of the Guarantors and the Borrower would grant Deerfield a first priority security interest in all of their respective assets (the “Collateral”), together with a pledge of all stock of the subsidiaries of Parent, other than any voting stock in excess of 65% of the outstanding voting stock of any foreign subsidiary that is a “controlled foreign corporation” (or any domestic subsidiary that is a holding company for such foreign subsidiaries) to the extent the pledge thereof would result in a material adverse tax consequences to Parent and its subsidiaries as determined by the Company (it being acknowledged and agreed by the Company that none of the Parent, the Company or any of their respective subsidiaries as of the Closing Date, with the exception of Horizon Pharma AG, Horizon Pharma (UK) Limited, and Horizon Pharma GmbH will be, from and after the Closing Date, “controlled foreign corporations” or a holding company for a “controlled foreign corporation”), to secure payment of the Facility subject to such exclusions as are mutually acceptable to the Parties. “Excluded Subsidiaries” means Horizon Pharma AG, Horizon Pharma (UK) Limited, Horizon Pharma GmbH, any subsidiary of Parent that is a “controlled foreign corporation” or that is a holding company for such foreign subsidiaries, in each case to the extent a guarantee by such subsidiary would result in material adverse tax consequences to Parent and its subsidiaries, and any subsidiary of Parent or the Company to the extent a guarantee by such subsidiary would not be permitted under applicable law. The Definitive Agreements would contain provisions providing for the use and licensing of assets of Parent and its subsidiaries, including intellectual property, in the ordinary course of business.

Notwithstanding the foregoing, (a) the Collateral shall not include: (i) any immaterial fee-owned real property and any leasehold interest (it being understood there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters), (ii) perfection of motor vehicles and other assets subject to certificates of title, (iii) all commercial tort claims below a threshold to be agreed, (iv) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, (v) margin stock, (vi) any lease, license or agreement or property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (vii) any foreign assets (including intangibles) to the extent the grant of a security interest therein is prohibited by applicable law or contract (after giving effect to applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law), and (viii) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (b) no action shall be required to perfect a security interest in immaterial letter of credit rights, other than the filing of a Uniform Commercial Code financing statement, and (c) no actions in any jurisdiction outside the United States, Ireland or Luxembourg (collectively, the “Covered Jurisdictions”) and, with respect to the pledge of 65% of the outstanding voting stock of any foreign subsidiary of the Parent organized under the laws of the United Kingdom or Switzerland, the laws of the United Kingdom or Switzerland, shall be required in order to create any security interests in assets located or titled outside of the Covered Jurisdictions or to perfect any security interests in such assets; provided that filings to perfect security interests with respect to material intellectual property (assets that support the sales of 5% or more, individually, or 10% or more, in the aggregate, will be deemed material intellectual property) registered in the United Kingdom, European Patent Office, Germany and other EU jurisdictions to be agreed may be required (it being understood that there shall otherwise be no security agreements or pledge agreements governed under the laws of any jurisdiction other than a Covered Jurisdiction, except as provided above with respect to the United Kingdom and Switzerland). In each applicable instance in this paragraph and the preceding paragraph, unless expressly otherwise noted, materiality shall be determined in a manner to be mutually agreed. The Company agrees to use commercially reasonable efforts to obtain consents under those Irish law governed contracts set forth in the disclosure schedules to the Acquisition Agreement to the extent necessary to allow for the grant of a security interest therein.

Furthermore, the requirements of the preceding two paragraphs shall be subject to the Funds Certain Provisions.

8.        Financial Covenants.    The Facility would not contain covenants or events of default requiring Parent or any of its subsidiaries to maintain a minimum cash balance, coverage ratio, net asset ratio or cash flow or to meet similar financial tests.

9.        Other Terms and Conditions.    The Definitive Agreements would contain such other terms and conditions as may be agreed upon by the Parties, including, without limitation, customary representations and warranties, affirmative and negative covenants (which shall prohibit, among other things, (x) the incurrence of any other indebtedness for borrowed money of Parent or any of its subsidiaries other than (A) (i) intercompany loans existing at the Closing Date or incurred in connection with the Acquisition, (ii) those certain 5.0% convertible senior notes due 2018 issued by the Company, (iii) cash management and business credit card indebtedness incurred in the ordinary course of business, (iv) reimbursement and indemnification obligations in respect of letters of credit, (v) capital lease and purchase money obligations in an amount not to exceed an amount to be agreed, and (vi) earn-out and other deferred payment obligations, including obligations to make royalty payments, in respect of acquisitions consummated prior to the Closing Date, in each case existing at the Closing Date (collectively, clauses (A) (i) through (vi), “Permitted Closing Date Debt”); (B) other unsecured debt with a maturity date at least one year after the maturity date of the Facility subject to compliance with leverage or interest coverage ratios to be agreed, the absence of defaults and the proceeds being used solely to fund Permitted Acquisitions (as defined below) and costs and expenses relating thereto; (C) debt in a principal amount not to exceed $50,000,000 pursuant to a working capital or revolving credit facility issued on market terms, subject to a borrowing base reasonably acceptable to Deerfield, and secured by inventory and/or receivables (and products and proceeds thereof), which security may be on a first lien basis, and other exceptions to be agreed; and (D) additional intercompany debt, which, in the case of loans to subsidiaries of Parent (other than the Borrower or any Guarantor) incurred after the Closing Date, shall be subject to $25.0 million limit and a security interest in favor of the lender thereof to the extent permitted by applicable law and unless a material adverse tax consequence to Parent and its subsidiaries would result therefrom; and (E) earn-out and other deferred payment obligations, including obligations to make royalty payments, in respect of Permitted Acquisitions subject to conditions to be agreed; (y) investments, with an exception for intercompany debt, Permitted Acquisitions (as defined below), and other exceptions to be agreed; and (z) asset dispositions, subject to exceptions to be agreed) and events of default; provided, that the sole conditions to the commitments of each Deerfield Fund to consummate the Transaction and fund the Facility on the Closing Date shall be as set forth on Schedule A attached hereto. “Permitted Acquisitions” shall be defined in a manner so as to allow for acquisitions by Parent and its subsidiaries of up to $100 million, plus 50% of a growth basket based upon pro forma consolidated EBITDA, less mandatory payments plus proceeds from equity financings, and subject to pro forma compliance with a leverage ratio (based on net debt and pro forma consolidated EBITDA) to be agreed and other customary conditions relating to the delivery of acquisition documentation, the nature of the transaction, absence of default and compliance with covenants relating to subsidiary guarantees and collateral documentation.

II.

ADDITIONAL AGREEMENTS

A.        Entire Agreement; Amendment; Assignment.    This Commitment Letter embodies the entire agreement and understanding among Deerfield, the Deerfield Funds, the Company and their respective affiliates with respect to the Facility and the Transaction, and supersedes all prior understandings and agreements among the parties relating to the subject matter hereof. No provision of this Commitment Letter may be waived, amended, or otherwise modified orally, but only by an agreement in writing signed by the Party against which the enforcement of such waiver, amendment, or modification is sought. The Deerfield Funds may assign their commitments hereunder, in whole or in part, to any of their affiliates in connection with the Transaction or otherwise.

B.        Expense Reimbursement.        Regardless of whether the Transaction is consummated, the Company will reimburse Deerfield for its reasonable and documented out-of-pocket expenses for attorneys, accountants and other professional advisors, and other out-of-pocket expenses incurred by Deerfield in connection with its due diligence, negotiation and documentation of the Transaction; provided, that the aggregate amount of expenses of counsel in respect of the negotiation, documentation, execution and delivery of this Commitment Letter and the Definitive Agreements for which the Company shall be responsible shall not exceed $500,000 (or such higher amount as you shall have approved (such approval not to be unreasonably withheld) in the event that unforeseen or unusual circumstances arise during the course of negotiation of the Definitive Agreements) (the “Legal Expense Reimbursement Cap”); provided, however, that the Legal Expense Reimbursement Cap shall not apply to any such expenses incurred prior to the execution of this Commitment Letter or if, after execution of this Commitment Letter, the Borrower does not draw upon the Facility. Such reimbursement shall be paid by the Company within thirty days after its receipt from Deerfield of an invoice for such expenses, including reasonable supporting documentation. Upon execution of this Commitment Letter this paragraph shall supersede the provisions of that certain letter agreement, dated March 14, 2014 (the “Expense Reimbursement Letter”), between the Company and Deerfield.

C.        Indemnification.    Regardless of whether the Transaction is consummated, the Company will indemnify and hold harmless Deerfield, the Deerfield Funds and their respective affiliates, partners, directors, officers, employees, agents and advisors (collectively, the “Indemnified Persons”) from and against all losses, damages, liabilities and expenses arising out of any claims, suits, litigation or other proceedings in connection with or relating to the Facility, the Transaction or the Company’s use of loan proceeds, including, without limitation, reasonable attorney’s fees, expenses and settlement costs; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities and expenses to the extent a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that they arose from the willful misconduct or gross negligence of any such Indemnified Person or material breach of this Commitment Letter by the Deerfield Funds.

D.        Information Requirements.    The Company represents and warrants to Deerfield that (i) all written information, other than financial information and projections (“Projections”) and information of a general economic or industry nature, that has been or will be made available to Deerfield by the Company in connection with the Transaction (the “Information”) is or will be

(or, with respect to Parent and its subsidiaries, will be to your knowledge), taken as a whole, does not or will not (or, with respect to Parent and its subsidiaries, does not or will not to your knowledge), taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto); and (ii) the Projections have been or will be (or, with respect to the Parent, have been or will be to your knowledge) prepared in good faith based upon assumptions that are believed by the preparer thereof to have been reasonable when made; provided, that it is understood and acknowledged that such Projections are based upon a number of estimates and assumptions and are subject to business, economic and competitive uncertainties and contingencies, that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material and that, accordingly, no assurances are given and no representations, warranties or covenants are made that any of the assumptions are correct, that such Projections will be achieved or that the forward-looking statements expressed in such Projections will correspond to actual results. The Company agrees to supplement the Information from time to time so that the representation and warranty contained in this paragraph remains correct; provided that (x) from and after the announcement of the execution of the Acquisition Agreement, the Company shall not, and shall not be required to, provide Deerfield or the Deerfield Funds with any Information, Projections or any other information (including third party reports) that is not publicly available with respect to Parent, the Company and their respective subsidiaries (it being understood that the Information and Projections provided to Deerfield prior to the announcement of the execution of the Acquisition Agreement may continue to constitute material non-public information within the meaning of the Securities Exchange Act of 1934 until publicly disclosed by the Company), and (y) all Information and Projections (I) related to the Company or the terms or projected impact of the “Transactions” (as defined in the Acquisition Agreement) received by Deerfield from or on behalf of the Company and/or Cowen and Company, LLC prior to the announcement of the execution of the Acquisition Agreement that may constitute material non-public information within the meaning of the Securities and Exchange Act of 1934, as amended, (II) set forth in this Commitment Letter, (III) related to that certain management presentation, dated March 2014, received by Deerfield prior to the date hereof that may constitute material non-public information within the meaning of the Securities and Exchange Act of 1934, as amended, or (IV) that is otherwise agreed to by Deerfield and the Company prior to the date hereof as information for public disclosure, shall be publicly disclosed by the Company promptly following such announcement of the execution of the Acquisition Agreement. In making its commitments hereunder, each Deerfield Fund is relying on the accuracy of the Information and the Projections without independent verification thereof.

E.        Confidentiality.    The Company will not disclose or permit disclosure of this Commitment Letter nor the contents of hereof to any person or entity (including, without limitation, any potential financing source other than Deerfield and the Deerfield Funds), either directly or indirectly, orally or in writing, except (i) to the Company’s officers, directors, agents, financial advisors and legal counsel and the Parent’s officers, directors, agents, financial advisors and legal counsel, in each case having a need to know the same in order to evaluate or work on the transactions described herein and (ii) to the extent required to be filed with the United States Securities and Exchange Commission and as otherwise required by law (in which case the Company agrees to inform Deerfield promptly thereof). The Company acknowledges that

Deerfield, the Deerfield Funds and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Company may have conflicting interests. Neither Deerfield, the Deerfield Funds nor any of their respective affiliates will use confidential information obtained from the Company or the Parent by virtue of the transactions contemplated by this Commitment Letter or Deerfield’s other relationships with the Company or the Parent in connection with the performance by Deerfield of services for other companies, and Deerfield and the Deerfield Funds will not furnish any such information to other companies. The Company also acknowledges that neither Deerfield nor any of its affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to the Company, confidential information obtained by Deerfield or the Deerfield Funds from other companies.

F.        No Fiduciary Duty.    The Company acknowledges and agrees that (i) each Deerfield Fund’s commitment to provide its respective portion of the Facility pursuant to this Commitment Letter is an arm’s-length commercial transaction between the Company, on the one hand, and such Deerfield Fund, on the other, and the Company is capable of evaluating and understanding, and does understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter; (ii) in connection with the transactions contemplated hereby and the process leading to such transactions, Deerfield and each Deerfield Fund is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Parent or their respective affiliates, stockholders, creditors, employees or any other party, (iii) neither Deerfield nor any Deerfield Fund has assumed an advisory responsibility or fiduciary duty in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether Deerfield or such Deerfield Fund has advised or is currently advising the Company on other matters) and neither Deerfield nor any Deerfield Fund has any obligation to the Company except those expressly set forth in this Commitment Letter, (iv) Deerfield, the Deerfield Funds and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Parent and their respective affiliates, and neither Deerfield nor any Deerfield Fund has any obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship as a consequence of this Commitment Letter; and (v) neither Deerfield nor any Deerfield Fund has provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and each of the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives and releases, to the fullest extent permitted by law, any claims that it may have against Deerfield and the Deerfield Funds with respect to any breach of fiduciary duty or alleged breach of fiduciary duty as a consequence of this Commitment Letter.

G.        Governing Law.    This letter shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles; provided, however, that (a) the interpretation of the definition of “Hamilton Material Adverse Effect” and whether there shall have occurred a “Hamilton Material Adverse Effect”, (b) whether the Acquisition has been consummated as contemplated by the Acquisition Agreement, and (c) whether the representations and warranties made by Parent and its subsidiaries in the Acquisition Agreement are accurate and whether as a result of any inaccuracy thereof the Company has the right to terminate its obligations under the Acquisition Agreement (or the right not to consummate the Acquisition pursuant to the Acquisition Agreement) shall be determined in accordance with the laws of the State of Delaware without regards to conflicts of laws principles that would result in the application of the laws of another jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS COMMITMENT LETTER OR ANY OF THE TRANSACTIONS OR THE ACTIONS OF DEERFIELD IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Each of the Company, Deerfield and the Deerfield Funds irrevocably and unconditionally submits to the exclusive jurisdiction of any state court in the State of New York or the United States District Court for the Southern District of New York for the purpose of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Transaction and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the Company, Deerfield and the Deerfield Funds irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the Company, Deerfield or the Deerfield Funds are or may be subject, by suit upon judgment. Service of any process, summons, notice or document on the Company may be made by registered mail addressed to the Company at the address appearing at the beginning of this letter for any suit, action or proceeding brought in any such court pursuant to this Commitment Letter.

H.        Counterparts.    This letter may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. Signatures transmitted electronically shall be as effective as if delivered in person.

I.        USA PATRIOT Act Notification.    Deerfield hereby notifies the Company that pursuant to the requirements of the USA Patriot Improvement and Reauthorization Act of 2005, Title III of Pub. L. 109-177 (signed into law March 9, 2006) (the “Patriot Act”), it and its affiliates are required to obtain, verify and record information that identifies the Company, the Borrower, and the Guarantors, which information includes the name, address, tax identification number and other information regarding the Company, the Borrower and the Guarantors that will allow Deerfield to identify the Company, the Borrower and the Guarantors in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for Deerfield, the Deerfield Funds and their respective affiliates.

J.        No Third-Party Beneficiaries.    This Commitment Letter is solely for the benefit of the Company, Deerfield, the Deerfield Funds and the Indemnified Persons; no provision hereof shall be deemed to confer rights on any other person or entity.

K.        Termination and Acceptance.    The Deerfield Funds’ commitments hereunder shall automatically expire at 5:00 p.m., New York, New York time, on March 19, 2014 unless by such time the Company signatory hereto executes and delivers to Deerfield this Commitment Letter or unless otherwise extended in writing by the Parties. Thereafter, all commitments and obligations of the Deerfield Funds hereunder will automatically terminate on the first to occur (the

“Termination Date”) of (i) 5:00 p.m. on September 30, 2014, (ii) the closing of the Acquisition without the use of the Facility, and (iii) after the execution of the Acquisition Agreement and prior to the consummation of the Acquisition, the valid termination of the Acquisition Agreement, unless in each case, the Definitive Agreements shall have been executed and delivered on or prior to such date. In addition to the foregoing, this Commitment Letter may be terminated at any time by mutual agreement of the Parties. The foregoing notwithstanding, the provisions of this letter set forth under Sections B, C, E, F, G and J above and this Section K shall survive the termination or expiration of this Commitment Letter and shall remain in full force and effect regardless of whether the Facility closes or the Definitive Agreements shall be executed and delivered; provided, that if the Facility closes and the Definitive Agreements shall be executed and delivered, the provisions under Sections B and C shall be superseded and deemed replaced by the terms of the Definitive Agreements governing such matters.

Each of the parties hereto agrees that this Commitment Letter, if accepted by the Company as provided above, is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Definitive Agreements by the Parties in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Facility is subject to the conditions set forth on Schedule A.

[Signatures appear on the following page.]

Please indicate your acknowledgment of the foregoing principal terms set forth in this Commitment Letter by signing below and returning a signed copy of this Commitment Letter to the undersigned.

DEERFIELD MANAGEMENT COMPANY, L.P.

By: Flynn Management LLC, its General Partner

By: /s/ David J. Clark

Name: David J. Clark

Title: Authorized Signatory

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J. E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark

Name: David J. Clark

Title: Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J. E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark

Name: David J. Clark

Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J. E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark

Name: David J. Clark

Title: Authorized Signatory

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J. E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark

Name: David J. Clark

Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J. E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark

Name: David J. Clark

Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J. E. Flynn Capital, LLC, its General Partner

By: /s/ David J. Clark

Name: David J. Clark

Title: Authorized Signatory

ACKNOWLEDGED, ACCEPTED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE: HORIZON PHARMA, INC.

By: /s/ Timothy P. Walbert

Name:	Timothy P. Walbert

Title:	President, Chief Executive Officer and Chairman of the Board

Exhibit I

Deerfield Fund	Commitment Amount	Commitment Percentage
Deerfield Partners, L.P.	$ 55,500,000	22.20%
Deerfield International Master Fund, L.P.	$ 69,500,000	27.80%
Deerfield Special Situations Fund, L.P.	$ 13,800,000	5.52%
Deerfield Special Situations Intenational Master Fund, L.P.	$ 11,200,000	4.48%
Deerfield Private Design Fund II, L.P.	$ 46,600,000	18.64%
Deerfield Private Design International II, L.P.	$ 53,400,000	21.36%

	$250,000,000	100.00%

Schedule A

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Subject to the Funds Certain Provisions (as defined below), negotiation, execution and delivery of Definitive Agreements; it being understood and agreed that Deerfield shall negotiate in good faith with respect to all such documentation.

—

Subject to the Funds Certain Provisions, delivery of reasonable and customary closing and corporate documents, customary officer certificates, corporate approvals, legal opinions, lien searches and security interest filings, including all such documents governed or required by United States, Luxembourg and Irish law, and a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Company as to the solvency as of the Closing Date (after giving effect to the Acquisition) of Parent and its subsidiaries on a consolidated basis.

—

Subject to the Legal Expense Reimbursement Cap, payment in full of all reasonable and documented out-of-pocket fees and expenses owing to Deerfield related to the Facility that have been invoiced in advance of closing.

—	After giving effect to the Acquisition, Parent and its subsidiaries shall have no indebtedness for borrowed money other than Permitted Closing Date Indebtedness and indebtedness under the Facility.

—

Deerfield shall have received duly executed copies of the Transaction Agreement and Plan of Merger to be entered into by and among the Company, Parent, “Hamilton Therapeutics Holdings LLC” (“Holdings”) and others and all exhibits and schedules thereto (the “Acquisition Agreement”), which shall be in form and substance satisfactory to Deerfield (it being acknowledged and agreed by Deerfield that the Acquisition Agreement and exhibits and schedules thereto dated March 18, 2014, have been received and are satisfactory to Deerfield). The Acquisition shall have been consummated (or shall be consummated substantially contemporaneously with the initial funding of the Facility) in all material respects in accordance with the terms and conditions of the Acquisition Agreement without any waiver, modification or consent thereunder that is materially adverse to Deerfield unless approved in writing by Deerfield (it being understood that any alteration to the Reorganization (as defined in the Acquisition Agreement) would not be deemed materially adverse to Deerfield unless such alteration results in any subsidiary of Parent becoming an Excluded Subsidiary or otherwise adversely affects the security interests of Deerfield, or increases the aggregate amount of cash paid by Parent for the redemption of its shares pursuant to the Reorganization, and any increase in the purchase price in respect of the Acquisition shall not be deemed materially adverse to Deerfield so long as such increase is funded solely by the issuance by Parent of common equity).

—

Subject to the Funds Certain Provisions, evidence that all actions necessary to perfect and protect the security interests of Deerfield (including under the laws of the United States, Luxembourg and Ireland) have been or will be taken concurrently with the closing of the Transaction.

—	Since December 31, 2013, there shall not have occurred any “Hamilton Material Adverse Effect” (as defined in the Acquisition Agreement).

—	The Company shall have delivered Deerfield a Funding Request that complies with the provisions of Section 4 of the Commitment Letter.

Notwithstanding anything in the Commitment Letter or the Definitive Agreements to the contrary, (i) the only representations and warranties in the Definitive Agreements the accuracy of which will be a condition to the availability of the Facility on the Closing Date will be (A) such representations and warranties made by Holdings in the Acquisition Agreement as are material to the interests of Deerfield, but only to the extent that the Company has the right to terminate its obligations under the Acquisition Agreement (or the right not to consummate the Acquisition pursuant to the Acquisition Agreement) as a result of a breach of such representations and warranties to be true and correct (the “Specified Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Definitive Agreements will not impair availability of the Facility on the closing date if the conditions expressly set forth in this Schedule A are satisfied (it being understood that, to the extent a perfected security interest in any Collateral (the security interest in respect of which cannot be perfected by means of the filing of a UCC financing statement (or like filing under Irish or Luxembourg law), the making of a federal intellectual property filing or delivery of possession of capital stock or other certificated security) or the grant of a security interest under the laws of any jurisdiction (other than Ireland, Luxembourg and the United States) is not able to be provided on the closing date after Borrower’s use of commercially reasonable efforts to do so, the perfection or grant of such security interest in such Collateral will not constitute a condition precedent to the availability of the Facility on the closing date, but a security interest in such Collateral will be required to be granted and perfected after the closing date pursuant to arrangements to be mutually agreed between the Borrower and Deerfield); provided, that nothing herein shall limit the applicability of the individual conditions to closing expressly set forth herein except to the extent expressly stated to be subject to this paragraph. For purposes hereof, “Specified Representations” mean the representations and warranties of the Borrower (after giving effect to the Acquisition) set forth in the Definitive Agreements relating to legal existence, corporate power and authority; the authorization, execution and delivery, and legality, validity and enforceability, of the Definitive Agreements; the creation, perfection and priority of liens (subject to the limitations on perfection set forth above); Federal Reserve margin regulations; the Investment Company Act; Patriot Act, OFAC, FCPA and other anti-terrorism laws; the status of the Facility as senior debt; solvency as of the Closing Date (after giving effect to the Acquisition) of Parent and its subsidiaries on a consolidated basis; use of proceeds; material governmental and third party approvals and litigation relating to the Definitive Agreements; and no violation of, or conflict with, material applicable law or charter documents as each relates to the Definitive Agreements. For the avoidance of doubt, the foregoing provisions of this paragraph are sometimes referred to as the “Funds Certain Provisions”.

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